Exhibit 28 (h)42 under Form N-1A

Exhibit (10) under Item 601/Reg. S-K

AMENDED AND RESTATED

AGREEMENT

for

ADMINISTRATIVE SERVICES

This Amended and Restated Agreement for Administrative Services (the “Agreement”)is made, severally and not jointly, as of September 1, 2012, by each of the investment companies listed on Exhibit A hereto, each having its principal office and place of business at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086(collectively, the “Investment Company”), and FEDERATED ADMINISTRATIVE SERVICES, a Delaware statutory trust, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 (the “FAS”). The Agreement amends and restates in its entirety that Agreement for Administrative Services by and between the Investment Company and FAS dated November 1, 2003, as amended, (the “Superseded Agreement”).

WHEREAS, each investment company subject to this Agreement is registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), with authorized and issued shares of capital stock or beneficial interest (“Shares”);

WHEREAS, certain investment companies subject to this Agreement are “series companies” as defined in Rule 18f-2 under the 1940 Act and, as used in this Agreement, the term “Fund” refers to either (i) an individual portfolio of such a series company or (ii) an investment company that is not organized as a series company, and the term “Funds” refers to all such portfolios and investment companies, collectively; and

WHEREAS, Shares of each Fund may be subdivided into classes (each a “Class”) as provided in Rule 18f-3 under the 1940 Act;

WHEREAS, the Investment Company wishes to appoint FAS as its administrator to provide it with Administrative Services (as herein defined) and FAS desires to accept such appointment;

WHEREAS, Investment Company and FAS are parties to the Superseded Agreement with respect to the subject matter hereof; and

WHEREAS, Investment Company and FAS desire to amend the Superseded Agreement by amending and restating the same in its entirety on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1. Appointment.

The Investment Company hereby appoints FAS as Administrator for the period on the terms and conditions set forth in this Agreement. FAS hereby accepts such appointment and agrees to furnish the services set forth in Article 2 of this Agreement in return for the compensation set forth in Article 5 of this Agreement.

Article 2. FAS’s Duties.

As Administrator, and subject to the supervision and control of the Investment Company’s Board of Trustees/Directors (the “Board”), FAS will provide facilities, equipment, and personnel to carry out the following “Administrative Services” for operation of the business and affairs of the Investment Company and each of its Funds and any additional Administrative Services that FAS shall agree in writing to perform for the Investment Company from time to time:

A.	prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the charter documents, the by-laws and minutes of meetings of the Board, Board Committees and Shareholders;
B.	prepare and file with the Securities and Exchange Commission (the “SEC”) and the appropriate state securities authorities: (i) the registration statements for the Investment Company and the Investment Company's Shares and all amendments thereto, (ii) shareholder reports and other applicable regulatory reports and communications, including but not limited to, reports on Form N-CSR, Form N-PX, Form N-Q, Form N-SAR, annual and semi-annual reports to shareholders, (iv) proxy materials; (v) notices pursuant to Rule 24f-2;and (vi) such other documents all as may be necessary to enable the Investment Company to continuously offer its shares;
C.	prepare and administer contracts on behalf of the Investment Company and supervise relationships with, among others, the Investment Company's investment advisers, sub-advisers, fund accountants, custodians, transfer agents and distributors, subject to any terms and conditions established by the Board and the requirements of the 1940 Act;
D.	negotiate and secure for the Investment Company and its directors and officers: (i) a fidelity bond in an amount that is at least adequate to satisfy the requirements of the 1940 Act, (ii) directors and officer’s coverage and (iii) professional liability or errors and omissions coverage, in each case, under terms that are acceptable to the Board;
E.	prepare and file the Investment Company's tax returns;
F.	coordinate the layout, printing and electronic delivery of publicly disseminated prospectuses and shareholder reports, make recommendations to improve their effectiveness or reduce expenses;
G.	perform internal audit examinations in accordance with a charter adopted by the Investment Company;
H.	monitor enterprise level risks associated with the services provided herein in accordance with a charter adopted by Investment Company;
I.	develop and recommend changes in the investment strategy and operation of the Investment Company, that may be in the interest of its Shareholders;
J.	provide individuals reasonably acceptable to the Board for nomination, appointment, or election as the following officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as specified in the Investment Company's charter documents and by-laws, subject to direction by the Investment Company’s Board: (i) the president and principal executive officer, (ii) the treasurer and principal financial and accounting officer; (iii) the secretary, and (iv) such other officers as are mutually agreeable;
K.	subject to the Board’s direction, coordinate meetings of the Board (and its committees), including: (i) the creation of notices, agendas, legal memoranda and administrative reports, and (ii) the review and compilation of other materials prepared by the Investment Company’s adviser, distributor, portfolio accountant, custodian, transfer agent, auditor, independent counsel or other service providers to support the Board’s discussions and actions taken;
L.	evaluate and obtain custody services from a financial institution that meets the requirements of the 1940 Act;
M.	monitor trading activity to help identify market timers and recommend policies to deter market timing;
N.	review potential intermediary clients and existing intermediary clients as appropriate to determine/monitor the client’s ability to adhere to the terms of any servicing agreement between the client and Investment Company;
O.	review and recommend changes to the transfer agent’s policies and procedures to mitigate fraud, enhance Shareholder services or reduce expenses and support and monitor the transfer agent’s cost-basis reporting obligations;
P.	review and recommend changes to policies and procedures designed to reduce Fund expenses;
Q.	monitor changes in applicable regulations and make corresponding changes in, or develop new, policies and procedures for the Fund or for the applicable service provider;
R.	compare, as applicable, the fund accountant’s calculation of the Investment Company’s net asset value, yield, average maturity, dividends, fund total return and performance and total assets with the fund accountant’s previous calculations and with changes in the relevant securities market on a daily basis for reasonableness of changes;
S.	evaluate and recommend the pricing services used by the Investment Company; participate in the fair valuation of portfolio securities as required by the Investment Company’s fair valuation procedures; review and recommend changes to the Investment Company’s fair valuation procedures;
T.	compare the fund accountant’s calculations of the Investment Company’s distribution pool balances with the fund accountant’s previous calculations for reasonableness of changes;
U.	perform weekly and month-end comparison, as applicable, of the fund accountant’s amortized cost monitor with the previous amortized cost monitor for reasonableness of changes to the net asset value calculation; notify designated parties, as necessary, of deviations in compliance with the Investment Company’s Rule 2a-7 procedures, if any;
V.	perform monthly comparison of the fund accountant’s performance calculations and projected annual fund expenses with previous calculations and projections for reasonableness of changes;
W.	review fund expense reports prepared by the fund accountant;
X.	compare the fund accountant’s calculation of dividend and capital gains recommendations with previous recommendations for reasonableness of changes; consult with portfolio managers concerning fixed dividend recommendations;
Y.	review the fund accountant’s calculation of year-end shareholder tax reports (AUM income calculation, state income percentages and government income percentages) ;
Z.	monitor the Investment Company’s status as a regulated investment company under the Internal Revenue Code of 1986, as amended (“IRC”);
AA.	prepare, review and negotiate standard forms of indentures, guarantees, agreements, certificates, confirmations and other documentation relating to the legal terms of securities eligible for purchase by money market funds, provided that FAS shall not have any obligation to: (i) provide any written legal opinions regarding such securities or (ii) prepare, review or negotiate any document for which a standard form has not been developed and accepted for use by the investment company industry;
BB.	provide office space, telephone, office equipment and supplies for the Investment Company;
CC.	respond to all inquiries or other communications from Shareholders and other parties or, if the inquiry is more properly responded to by another of the Investment Company’s service providers, referring the individual making the inquiry to the appropriate person;
DD.	perform the following services, either itself or through its affiliate, Federated Services company; (i) select and perform due diligence regarding proposed new owners of omnibus accounts as proposed recordkeeping agents for the Investment Company, (ii) enter into agreements as agent for the Investment Company, or any of them, substantially in the form most recently approved by the Investment Company’s board, with the registered owners of omnibus accounts for the provision of services necessary for the recordkeeping or sub-accounting of share positions held in underlying sub-accounts (“Recordkeeping Agreements”), together with such changes thereto as may be agreed to by Company so long as such changes do not (a) increase the fees payable by the Investment Company under the Recordkeeping Agreements, (b) alter the indemnity obligations of the Investment Company owing to or from the Investment Company thereunder or (c) otherwise materially alter the obligations of the Investment Company under the Recordkeeping Agreements, (iii) agree, on behalf of the Investment Company, to make payments for services rendered under Recordkeeping Agreements out of the assets of the Investment Company in amounts not to exceed the amounts determined from time to time by the Board of the Investment Company, and (iv) give instructions to the transfer agent of the Investment Company (the “Transfer Agent”), for and on behalf of the Investment Company as “Proper Instructions” of the Investment Company under and pursuant to the agreement for transfer agency services with the Transfer Agent, to perform the services of Company and/or the Investment Company under each such Recordkeeping Agreement, excepting only the indemnity obligations owning from the Investment Company or Company thereunder;
EE.	perform the following “blue sky” services, either itself or through one or more affiliated or unaffiliated service providers: (1) provide a system to monitor the total number of Shares of the Investment Company (and/or Class) sold in each State, (2) monitor the total number of Shares of such Investment Company (and/or Class) sold in each State and, where appropriate, increase the number of Shares registered in such State, (3) with respect to shareholders of the Investment Company whose shareholdings are fully-disclosed on the transfer agent’s recordkeeping system, (a) identify those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the classification of transactions for each State on the transfer agent’s recordkeeping system, and (4) with respect to shareholders of the Investment Company whose shareholdings are not fully-disclosed on the transfer agent’s recordkeeping system, rely upon information provided by the relevant financial intermediary transacting for such holder of Shares in performing the obligations set forth in subsection (2) above;
FF.	provide compliance services, as directed by the Investment Company’s Chief Compliance Officer, which include monitoring the Investment Company’s compliance with its policies and procedures, and with applicable federal, state and foreign securities laws, and the rules and regulations thereunder, as applicable;
GG.	administer the Investment Company’s code of ethics;
HH.	monitor the Investment Company’s compliance with its investment policies, objectives and restrictions as set forth in its currently effective registration statement;
II.	implement and maintain, together with affiliated companies, a business continuation and disaster recovery program for the Investment Company; and
JJ.	assist the Investment Company in regulatory examinations, inspections or investigations of the Investment Company.

See First Amendment, dated 3/1/13, for new Section KK.

Article 3. Records.

FAS shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by FAS for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of FAS shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during FAS's normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by FAS to the Investment Company or the Investment Company's authorized representatives.

Article 4. Expenses.

~~FAS shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services to the Investment Company, including the compensation of FAS employees who serve as trustees or directors or officers of the Investment Company. Each Fund shall be solely responsible for all other fees, costs or expenses of any kind reasonably incurred by FAS on its behalf pursuant to this Agreement and not expressly assumed by FAS under this Agreement, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, taxes, expenses for equipment, supplies and technology specially ordered by or for the Investment Company, fees of outside counsel (other than counsel sub-contracted with by FAS to perform services under this Agreement) and independent auditors, or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not FAS’s employees, trade association dues, and other expenses properly payable by the Funds (“Out of Pocket Expenses”) provided that, any Out of Pocket Expenses incurred by FAS that are payable to or by an affiliate of FAS will not be duplicative of services to be provided by those affiliates under any other agreement with the Funds.~~ See First Amendment, dated 3/1/13, for new wording.

Article 5. Compensation.

~~In addition to Out of Pocket Expenses, for the Administrative Services provided, the Investment Company hereby agrees to pay and FAS hereby agrees to accept as full compensation for its services rendered hereunder a pro rata “Administrative Services Fee” at the annual rates set forth below on the average daily net assets of each Fund listed on Exhibit A.~~

~~Administrative Services Fee Rate~~	~~Average Daily Net Assets of the Investment Complex~~
~~0.150%~~	~~on the first $5 billion~~
~~0.125%~~	~~on the next $5 billion~~
~~0.100%~~	~~on the next $10 billion~~
~~0.075%~~	~~on assets over $20 billion~~

~~Provided, however, that no Administrative Services Fee will be charged for those Funds listed on Exhibit B to this Agreement. For purposes of calculating the applicable breakpoint under this Agreement, “Investment Complex” is defined as those Funds listed on Exhibit A but not also listed on Exhibit B.~~

~~The Administrative Services Fee and Out of Pocket Expenses attributable to each Fund shall be accrued by such Fund and paid to FAS no less frequently than monthly, and shall be paid daily upon request of FAS. FAS will maintain detailed information about the Administrative Services Fee and Out of Pocket Expenses paid by each Fund.~~ See First Amendment, dated 3/1/13, for new wording.

Article 6. Standard of Care and Indemnification.

A.	FAS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. Any person, even though also an officer, director, trustee, partner, employee or agent of FAS, who may be or become an officer, director, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of FAS hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of FAS, even though paid by FAS.
B.	FAS shall be kept indemnified by the Investment Company and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above standards.
C.	FAS shall not be responsible for and the Investment Company or Fund shall indemnify and hold FAS, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

(1)               The acts or omissions of any custodian, adviser, sub-adviser, fund accountant, distributor, transfer agent or other party contracted by or approved by the Investment Company or Fund.

(2)               The reliance on or use by FAS or its agents or subcontractors of information, records and documents in proper form which:

(a) are received by FAS or its agents or subcontractors from any adviser, sub-adviser, fund accountant, distributor, transfer agent or other third party contracted by or approved by the Investment Company or Fund for use in the performance of services under this Agreement; or

(b) have been prepared and/or maintained by the Investment Company or its affiliates or any other person or firm on behalf of the Investment Company.

(3)               The reliance on, or the carrying out by FAS or its agents or subcontractors of a Proper Instruction of the Investment Company or the Fund.

“Proper Instruction” means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) FAS reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and FAS promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and FAS are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

(4)               The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

(5)               Any untrue statement or alleged untrue statement of a material fact contained in the Investment Company’s registration statement, any prospectus or statement of additional information (“SAI”) (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Investment Company about FAS by or on behalf of FAS expressly for the use in the registration statement, any prospectus or SAI, or any amendment or supplement thereof.

Provided, however, that FAS shall not be protected by this Article 6.C. from liability for any act or omission resulting from FAS's willful misfeasance, bad faith, gross negligence in the performance of or reckless disregard of its duties under this Agreement.

D.	At any time FAS may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel or the Investment Company’s independent accountants with respect to any matter arising in connection with the services to be performed by FAS under this Agreement, and FAS and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel or independent accountant provided such action is not in violation of applicable federal or state laws or regulations.
E.	The Investment Company or Fund shall not be responsible for and FAS shall indemnify and hold the Investment Company or Fund harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to FAS’s willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or reckless disregard by it of its duties under this Agreement.
F.	In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which any party may be required to indemnify another, the party seeking indemnification (the “Claimant”), shall promptly notify the indemnifying party (the “Indemnifier”) of such assertion. It is further understood that each party will use all reasonable care to identify and notify the Indemnifier promptly concerning any situation that presents or appears likely to present the probability of such a claim for indemnification against the Indemnifier, provided that the failure to give notice as required by this paragraph 6.F. in a timely fashion shall not result in a waiver of any right to indemnification hereunder unless the Indemnifier is prejudiced thereby and then only to the extent of such prejudice. The Claimant shall permit the Indemnifier to assume the defense of any such claim or any litigation resulting from it, provided that Indemnifier’s counsel that is conducting the defense of such claim or litigation shall be approved by the Claimant (which approval shall not be unreasonably withheld), and that the Claimant may participate in such defense at its expense.

The Indemnifier, in the defense of any such claim or litigation, shall not, without the consent of the Claimant, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the alleging party or plaintiff to the Claimant of a release from all liability in respect to such claim or litigation.

Article 7. Sub-contractors and Assignment.

A.	This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.
B.	FAS may without further consent on the part of the Investment Company subcontract for the performance of Administrative Services with a sub-contractor selected by FAS. FAS shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.
C.	FAS shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in 7.B. above, provided, however, that FAS shall in no way be responsible to the Investment Company for the acts and omissions of the agent.
D.	FAS may, without further consent on the part of the Investment Company, assign its rights and obligations under this Agreement to any entity ultimately controlled by Federated Investors, Inc.

E.	Except as provided in Paragraph 7.D., FAS may not assign its rights and obligations under this Agreement, whether directly or by operation of law, without the prior written consent of the Investment Company, which consent may not be unreasonably withheld.

Article 8. Representations and Warranties.

FAS represents and warrants to the Investment Company that:

(1) It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware;

(2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification, and in the state of Delaware;

(3) It is empowered under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement; and

(4) All requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement.

Article 9. Term and Termination of Agreement.

A.	This Agreement shall be effective from the date set forth above and shall continue indefinitely with respect to each Investment Company and Fund until terminated as follows:

(1) the Agreement may be terminated by FAS at any time, without payment of any penalty, upon eighteen (18) months’ written notice to the Investment Company;

(2) the Agreement may be terminated by the Investment Company at any time, without payment of any penalty, upon eighteen (18) months’ written notice to FAS; however, in the event, of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties by FAS, the Investment Company may terminate the Agreement upon 60 days’ written notice to FAS, provided that FAS has not cured such willful misfeasance, bad faith, gross negligence or reckless disregard of its duties within the 60 day period of such notice of termination.

B.	The termination of this Agreement with respect to one Investment Company or Fund shall not result in the termination of this Agreement with respect to any other Investment Company or Fund. Investment Companies that merge or dissolve during the term of the Agreement, shall, upon payment of all outstanding fees and Out of Pocket Expenses, cease to be a party on the effective date of such merger or dissolution.
C.	Articles 6 and 19, 20 and 21 shall survive the termination of this Agreement.

Article 10. Amendment.

This Agreement may be amended or modified only by a written agreement executed by both parties.

Article 11. Interpretive and Additional Provisions.

In connection with the operation of this Agreement, FAS and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of any charter document.

Article 12. Governing Law.

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

Article 13. Notices.

Except as otherwise specifically provided herein, notices and other writings delivered or mailed postage prepaid to the Investment Company at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086, or to FAS at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to such other address as the Investment Company or FAS may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

Article 14. Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Article 15. Merger of Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 16. Successor Administrator.

If a successor Administrator for the Investment Company shall be appointed by the Investment Company, FAS shall upon termination of this Agreement deliver to such successor Administrator at the office of FAS all properties of the Investment Company held by it hereunder. If no such successor Administrator shall be appointed, FAS shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

Each Fund will bear all out-of-pocket expenses arising from the transition of Administrative Services to a successor Administrator, including without limitation the expenses of moving or transmitting materials to the successor Administrator.

Article 17. Force Majeure.

If either party is unable to carry out any of its obligations under this Agreement because of conditions beyond its reasonable control, including, but not limited to, acts of war or terrorism, work stoppages, fire, civil disobedience, delays associated with hardware malfunction or availability, riots, rebellions, storms, electrical failures, acts of God, and similar occurrences (“Force Majeure”), this Agreement will remain in effect and the non-performing party’s obligations shall be suspended without liability for a period equal to the period of the continuing Force Majeure (which such period shall not exceed fifteen (15) business days), provided that:

(1) the non-performing party gives the other party prompt notice describing the Force Majeure, including the nature of the occurrence and its expected duration and, where reasonably practicable, continues to furnish regular reports with respect thereto during the period of Force Majeure;

(2) the suspension of obligations is of no greater scope and of no longer duration than is required by the Force Majeure;

(3) no obligations of either party that accrued before the Force Majeure are excused as a result of the Force Majeure; and

(4) the non-performing Party uses reasonable efforts to remedy its inability to perform as quickly as possible.

Article 18. Severability.

In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Article 19. Limitations of Liability of the Board and Shareholders of the Investment Company.

The execution and delivery of this Agreement have been authorized by the Board of the Investment Company and signed by an authorized officer of the Investment Company, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any member of the Board or Shareholders of the Investment Company, but bind only the property of the Fund, or Class, as provided in the Declaration of Trust.

Article 20. Limitations of Liability of Trustees and Shareholders of the  Company.

The execution and delivery of this Agreement have been authorized by the Trustees of FAS and signed by an authorized officer of FAS, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of FAS, but bind only the property of FAS, as provided in FAS’s Declaration of Trust.

Article 21. Confidentiality and Privacy.

A.	The Investment Company may disclose shareholder/customer non-public information (“NPI”) to FAS as agent of the Investment Company and solely in furtherance of fulfilling FAS’s contractual obligations under this Agreement in the ordinary course of business to support the Investment Company and its shareholders.
B.	FAS hereby agrees to be bound to use and redisclose such NPI (i) for the limited purpose of fulfilling its duties and obligations under this Agreement; (ii) as permitted under Regulation S-P; and (iii) as required by any applicable federal or state law or regulation or request of or by any governmental or regulatory authority or self-regulatory organization having jurisdiction over FAS or the Investment Company.
C.	FAS represents and warrants that it has implemented, and will continue to carry out for the term of this Agreement, policies and procedures in compliance with all applicable laws and regulations regarding the privacy of shareholder information which are reasonably designed to:

(1)               insure the security and confidentiality of records and NPI of Investment Company shareholders/customers, including but not limited to encrypting such information as required by applicable federal and state laws or regulations;

(2) protect against any anticipated threats or hazards to the security or integrity of Investment Company customer records and NPI; and

(3) protect against unauthorized access to or use of such Investment Company customer records or NPI that could result in substantial harm or inconvenience to any Investment Company customer.

Article 22. Further Assurance.

Each party agrees to promptly sign all documents and take any additional actions reasonably requested by the other to accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

INVESTMENT COMPANIES
(listed on Exhibit A hereto)

By: /s/ J. Christopher Donahue
Name: J. Christopher Donahue
Title: President

FEDERATED ADMINISTRATIVE SERVICES

By: /s/ Peter J. Germain
Name: Peter J. Germain
Title: President

Agreement for Administrative Services

EXHIBIT 1

This contract is for federated funds only.

(revised as of 2/15/13)

CONTRACT

DATE INVESTMENT COMPANY

11/1/03 Cash Trust Series, Inc.

11/1/03 Federated Government Cash Series

11/1/03 Federated Municipal Cash Series

11/1/03 Federated Prime Cash Series

11/1/03 Federated Treasury Cash Series

11/1/03 Cash Trust Series II

11/1/03 Federated Treasury Cash Series II

12/1/07 Cash II Shares

11/1/03 Edward Jones Money Market Fund

11/1/03 Investment Shares

11/1/03 Retirement Shares

11/1/03 Federated Adjustable Rate Securities Fund

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Core Trust

9/1/10 Federated Bank Loan Core Fund

9/1/05 Federated Inflation-Protected Securities Core Fund

11/1/03 Federated Mortgage Core Portfolio

11/1/03 High-Yield Bond Portfolio

3/1/08 Federated Core Trust III

Federated Project and Trade Finance Core Fund

9/1/07 Federated Enhanced Treasury Income Fund

(limited purpose of Administrative Services)

9/1/07 Common Shares

11/1/03 Federated Equity Funds

11/1/03 Federated Absolute Return Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

6/1/07 Institutional Shares

11/1/03 Federated Capital Appreciation Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Class R Shares

9/1/07 Institutional Shares

12/1/08 Federated Clover Small Value Fund

12/1/08 Class A Shares

12/1/08 Class C Shares

12/1/08 Institutional Shares

12/29/10 Class R Shares

12/1/08 Federated Clover Value Fund

12/1/08 Class A Shares

12/1/08 Class B Shares

12/1/08 Class C Shares

12/1/08 Class R Shares

12/1/08 Institutional Shares

9/1/10 Federated Global Equity Fund

9/1/10 Class A Shares

9/1/10 Class C Shares

9/1/10 Institutional Shares

3/1/07 Federated InterContinental Fund

3/1/07 Class A Shares

3/1/07 Class B Shares

3/1/07 Class C Shares

3/1/07 Class R Shares

3/1/07 Institutional Shares

3/1/08 Federated International Strategic Value Dividend Fund

3/1/08 Class A Shares

3/1/08 Class C Shares

3/1/08 Institutional Shares

11/1/03 Federated Kaufmann Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Class R Shares

9/17/07 Federated Kaufmann Large Cap Fund

9/17/07 Class A Shares

9/17/07 Class C Shares

9/17/07 Class R Shares

9/17/07 Institutional Shares

11/1/03 Federated Kaufmann Small Cap Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

9/1/05 Class R Shares

11/1/03 Federated MDT Mid Cap Growth Strategies Growth Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

9/1/06 Class R Shares

12/1/09 Institutional Shares

9/1/08 Federated Prudent Bear Fund

9/1/08 Class A Shares

9/1/08 Class C Shares

9/1/08 Institutional Shares

12/1/04 Federated Strategic Value Dividend Fund

12/1/04 Class A Shares

12/1/04 Class C Shares

3/1/05 Institutional Shares

11/1/03 Federated Equity Income Fund, Inc.

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Class F Shares

1/25/13 Class R Shares

3/1/12 Institutional Shares

11/1/03 Federated Fixed Income Securities, Inc.

11/1/03 Federated Strategic Income Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Class F Shares

9/1/07 Institutional Shares

11/1/03 Federated Municipal Ultrashort Fund

11/1/03 Class A Shares

11/1/03 Institutional Shares

11/1/03 Federated GNMA Trust

11/1/03 Institutional Shares

11/1/03 Service Shares

6/1/08 Federated Global Allocation Fund

6/1/08 Class A Shares

6/1/08 Class B Shares

6/1/08 Class C Shares

6/1/08 Class R Shares

3/1/09 Institutional Shares

11/1/03 Federated Government Income Securities, Inc.

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Class F Shares

11/1/03 Federated High Income Bond Fund, Inc.

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Federated High Yield Trust

4/30/10 Institutional Service Shares

11/1/03 Federated Income Securities Trust

11/1/03 Federated Capital Income Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Class F Shares

3/1/12 Institutional Shares

9/1/10 Federated Floating Rate Strategic Income Fund

9/1/10 Class A Shares

9/1/10 Class C Shares

9/1/10 Institutional Shares

11/1/03 Federated Fund for U.S. Government Securities

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Federated Intermediate Corporate Bond Fund

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Muni and Stock Advantage Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

5/29/07 Class F Shares

12/1/10 Institutional Shares

9/1/08 Federated Prudent DollarBear Fund

9/1/08 Class A Shares

9/1/08 Class C Shares

9/1/08 Institutional Shares

12/1/05 Federated Real Return Bond Fund

12/1/05 Class A Shares

12/1/05 Class C Shares

12/1/05 Institutional Shares

11/1/03 Federated Short-Term Income Fund

12/1/03 Class A Shares

12/1/03 Class Y Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

9/1/10 Federated Unconstrained Bond Fund

9/1/10 Class A Shares

9/1/10 Class C Shares

9/1/10 Institutional Shares

11/1/03 Federated Income Trust

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Institutional Trust

11/1/03 Federated Government Ultrashort Duration Fund

11/1/03 Class A Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Institutional High Yield Bond Fund

12/1/07 Institutional Shares

6/1/05 Federated Intermediate Government/Corporate Fund

6/1/05 Institutional Shares

6/1/05 Service Shares

11/1/03 Federated Insurance Series

11/1/03 Federated Fund for U.S. Government Securities II

11/1/03 Federated High Income Bond Fund II

11/1/03 Primary Shares

11/1/03 Service Shares

11/1/03 Federated Kaufmann Fund II

11/1/03 Primary Shares

11/1/03 Service Shares

11/1/03 Federated Managed Tail Risk Fund II

(formerly, Federated Capital Appreciation Fund II)

11/1/03 Primary Shares

11/1/03 Service Shares

11/1/03 Federated Managed Volatility Fund II

11/1/03 Federated Prime Money Fund II

11/1/03 Federated Quality Bond Fund II

11/1/03 Primary Shares

11/1/03 Service Shares

11/1/03 Federated Intermediate Government Fund, Inc.

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated International Series, Inc.

11/1/03 Federated International Bond Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Federated Investment Series Funds, Inc.

11/1/03 Federated Bond Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Class F Shares

9/1/07 Institutional Shares

12/1/05 Federated Managed Pool Series

12/1/05 Federated Corporate Bond Strategy Portfolio

12/1/05 Federated High-Yield Strategy Portfolio

12/1/05 Federated International Bond Strategy Portfolio

12/1/05 Federated Mortgage Strategy Portfolio

7/31/06 Federated MDT Series

7/31/06 Federated MDT All Cap Core Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

9/1/06 Class R Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Balanced Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

9/1/06 Class R Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Large Cap Growth Fund

7/31/06 Class A Shares

3/1/07 Class B Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Small Cap Core Fund

7/31/06 Class A Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

7/31/06 Federated MDT Small Cap Growth Fund

7/31/06 Class A Shares

12/1/07 Class B Shares

7/31/06 Class C Shares

7/31/06 Institutional Shares

11/1/03 Federated MDT Stock Trust

1/29/10 Institutional Shares

1/29/10 Service Shares

11/1/03 Federated Municipal Securities Fund, Inc.

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

5/29/07 Class F Shares

11/1/03 Federated Municipal Securities Income Trust

11/1/03 Federated Michigan Intermediate Municipal Trust

12/1/04 Class A Shares

6/1/06 Federated Municipal High Yield Advantage Fund

6/1/06 Class A Shares

6/1/06 Class B Shares

6/1/06 Class C Shares

6/1/06 Class F Shares

11/1/03 Federated New York Municipal Income Fund

3/1/04 Class A Shares

11/1/03 Class B Shares

11/1/03 Federated Ohio Municipal Income Fund

9/1/08 Class A Shares

11/1/03 Class F Shares

11/1/03 Federated Pennsylvania Municipal Income Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Federated Premier Intermediate Municipal Income Fund

(limited purpose of Administrative Services)

11/1/03	Common Shares

Auction Market Preferred Shares

11/1/03 Federated Premier Municipal Income Fund

(limited purpose of Administrative Services)

11/1/03	Common Shares

Auction Market Preferred Shares

11/1/03 Federated Short-Intermediate Duration Municipal Trust

7/1/06 Class A Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Total Return Government Bond Fund

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Total Return Series, Inc.

11/1/03 Federated Mortgage Fund

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Total Return Bond Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

11/1/03 Class R Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Ultrashort Bond Fund

11/1/03 Class A Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated U.S. Government Securities Fund: 1-3 Years

11/1/03 Class Y Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated U.S. Government Securities Fund: 2-5 Years

11/1/03 Class R Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated World Investment Series, Inc.

11/1/03 Federated Emerging Market Debt Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

3/1/12 Institutional Shares

11/1/03 Federated International Leaders Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

6/15/10 Institutional Shares

11/1/03 Federated International Small-Mid Company Fund

11/1/03 Class A Shares

11/1/03 Class B Shares

11/1/03 Class C Shares

3/1/08 Institutional Shares

11/1/03 Intermediate Municipal Trust

11/1/03 Federated Intermediate Municipal Trust

11/1/03 Class Y Shares

11/1/03 Institutional Shares

11/1/03 Money Market Obligations Trust

11/1/03 Federated Alabama Municipal Cash Trust

11/1/03 Federated Automated Cash Management Trust

11/1/03 Cash II Shares

9/1/06 Class R Shares

11/1/03 Service Shares

11/1/03 Federated Automated Government Cash Reserves

12/1/07 Service Shares

11/1/03 Federated Automated Government Money Trust

11/1/03 Federated California Municipal Cash Trust

12/1/04 Capital Shares

11/1/03 Cash II Shares

12/1/04 Cash Series Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Connecticut Municipal Cash Trust

12/1/04 Cash Series Shares

11/1/03 Service Shares

12/1/04 Federated Capital Reserves Fund

11/1/03 Federated Florida Municipal Cash Trust

11/1/03 Cash II Shares

12/1/04 Cash Series Shares

11/1/03 Institutional Shares

11/1/03 Federated Georgia Municipal Cash Trust

11/1/03 Federated Government Obligations Fund

12/1/04 Capital Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Trust Shares

11/1/03 Federated Government Obligations Tax Managed Fund

11/1/03 Institutional Shares

11/1/03 Service Shares

12/1/04 Federated Government Reserves Fund

11/1/03 Federated Liberty U.S. Government Money Market Trust

11/1/03 Class A Shares

11/1/03 Class B Shares

3/1/05 Class C Shares

3/1/05 Class F Shares

11/1/03 Federated Massachusetts Municipal Cash Trust

12/1/04 Cash Series Shares

11/1/03 Service Shares

11/1/03 Federated Master Trust

11/1/03 Federated Michigan Municipal Cash Trust

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Minnesota Municipal Cash Trust

11/1/03 Cash Series Shares

11/1/03 Institutional Shares

11/1/03 Federated Money Market Management

9/1/07 Eagle Shares

9/1/07 Institutional Shares

12/1/04 Federated Municipal Trust

11/1/03 Federated Municipal Obligations Fund

11/1/03 Capital Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated New Jersey Municipal Cash Trust

12/1/04 Cash Series Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated New York Municipal Cash Trust

11/1/03 Cash II Shares

12/1/04 Cash Series Shares

12/1/04 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated North Carolina Municipal Cash Trust

11/1/03 Federated Ohio Municipal Cash Trust

11/1/03 Cash II Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Pennsylvania Municipal Cash Trust

11/1/03 Cash Series Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Prime Cash Obligations Fund

11/1/03 Capital Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Prime Management Obligations Fund

12/1/04 Capital Shares

11/1/03 Institutional Shares

12/1/04 Service Shares

11/1/03 Federated Prime Obligations Fund

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Trust Shares

6/25/12 Capital Shares

11/1/03 Federated Prime Value Obligations Fund

11/1/03 Capital Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Tax-Free Obligations Fund

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Tax-Free Trust

11/1/03 Federated Treasury Obligations Fund

11/1/03 Capital Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Trust Shares

11/1/03 Federated Trust for U.S. Treasury Obligations

11/1/03 Federated U.S. Treasury Cash Reserves

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Federated Virginia Municipal Cash Trust

12/1/04 Cash Series Shares

11/1/03 Institutional Shares

11/1/03 Service Shares

11/1/03 Tax-Free Money Market Fund

11/1/03 Investment Shares

11/1/03 Service Shares

EXHIBIT B

Funds Not Charged an Administrative Services Fee

Federated Mortgage Core Portfolio

High Yield Bond Portfolio

Federated Enhanced Treasury Income Fund

Federated Bank Loan Core Fund

Federated Project and Trade Finance Core Fund

Fed Inflation-Protected Securities Core Fund

FIRST AMENDMENT to

AMENDED AND RESTATED

AGREEMENT FOR ADMINISTRATIVE SERVICES

between

FEDERATED ADMINISTRATIVE SERVICES

and

the INVESTMENT COMPANY

This First Amendment (the “Amendment”) to the Amended and Restated Agreement for Administrative Services (the “Agreement”) between each of the investment companies listed on Exhibit A thereto (collectively, the “Investment Company”) and Federated Administrative Services (“FAS”) is made and entered into as of the 1st day of March, 2013. Terms used in this Amendment shall have the same meaning given to them in the Agreement, unless defined otherwise herein.

WHEREAS, the Investment Company has entered into the Agreement with FAS; and

WHEREAS, the Investment Company and FAS wish to amend the Agreement on the terms and conditions set forth herein:

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the Investment Company and FAS agree as follows:

1.	Amendments to the Agreement.

(a) The Agreement is amended to add the following as subsection KK to the end of Article 2:

“KK. Provide the following administrative and compliance services with regard Commodity Futures Trading Commission (“CFTC”) Rule 4.5 (as may be amended from time to time): (i) monitor the Investment Company’s compliance with the rule; (ii) with respect to those Funds that are required under the rule to register as ‘commodity pools’ from time to time (the “Registered Funds”) prepare, file and maintain the Registered Funds’ registrations with the CFTC or applicable self-regulatory authority, as appropriate; (iii) with respect to those Funds that are subject to the rule but qualify for an exemption from registration as ‘commodity pools’, prepare, file and monitor the companies’ exemptive filings with the CFTC or applicable self-regulatory authority, as appropriate; (iv) in relation to the Registered Funds’ commodity pool status, prepare, file and maintain the Registered Funds advisers’ registrations as ‘commodity pool operators’ (“CPOs”) and prepare and file such reports as are required to be filed by the CPOs with the CFTC or applicable self-regulatory authority, as appropriate; and (v) any additional administrative and compliance services with regard to the Investment Company’s and CPOs’ CFTC Rule 4.5 activities, as directed by the Investment Company’s Chief Compliance Officer, from time to time (collectively, “CFTC Rule 4.5 Administrative Services”).”

(b) The Agreement is amended by updating Article 4 as marked below:

“FAS shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services, including CFTC Rule 4.5 Administrative Services, to the Investment Company, including the compensation of FAS employees who serve as trustees or directors or officers of the Investment Company. Each Fund shall be solely responsible for all other fees, costs or expenses of any kind reasonably incurred by FAS on its behalf pursuant to this Agreement and not expressly assumed by FAS under this Agreement, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, taxes, expenses for equipment, supplies and technology specially ordered by or for the Investment Company, fees of outside counsel (other than counsel sub-contracted with by FAS to perform services under this Agreement) and independent auditors, or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not FAS’s employees, trade association dues, and other expenses properly payable by the Funds (“Out of Pocket Expenses”) provided that, any Out of Pocket Expenses incurred by FAS that are payable to or by an affiliate of FAS will not be duplicative of services to be provided by those affiliates under any other agreement with the Funds.”

(c) The Agreement is amended to by updating Article 5 as marked below:

“In addition to Out of Pocket Expenses, for the Administrative Services provided hereunder, excluding CFTC Rule 4.5 Administrative Services, the Investment Company hereby agrees to pay and FAS hereby agrees to accept as full compensation for ~~its~~ such services ~~rendered hereunder~~ a pro rata “Administrative Services Fee” at the annual rates set forth below on the average daily net assets of each Fund listed on Exhibit A to this Agreement; provided however, that no Administrative Services Fee will be charged for those Funds also listed on Exhibit B to this Agreement.

Administrative Services Fee Rate	Average Daily Net Assets of the Investment Complex
0.150%	on the first $5 billion
0.125%	on the next $5 billion
0.100%	on the next $10 billion
0.075%	on assets over $20 billion

For purposes of calculating the applicable breakpoint under this Agreement, “Investment Complex” is defined as those Funds listed on Exhibit A to this Agreement but not also listed on Exhibit B.

In addition, for the CFTC Rule 4.5 Administrative Services provided hereunder, each Registered Fund agrees to pay and FAS hereby agrees to accept as full compensation for such services an annual “Administrative Service Charge” of $125,000 per Registered Fund.

The Administrative Services Fee, Administrative Services Charge and Out of Pocket Expenses attributable to each Fund shall be accrued by such Fund and paid to FAS no less frequently than monthly, and shall be paid daily upon request of FAS. For the payment period in which this Agreement becomes effective or terminates with respect to any Fund, there shall be an appropriate proration of Administrative Service Fee and Administrative Service Charge payments, on the basis of the number of days that this Agreement is in effect during the month. FAS will maintain detailed information about the Administrative Services Fee, Administrative Service Charge and Out of Pocket Expenses paid by each Fund.”

2.	No Other Amendments. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year firs written above.

INVESTMENT COMPANIES

(listed on Exhibit A to the Agreement)

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

FEDERATED ADMINISTRATIVE SERVICES

By: /s/ Peter J. Germain

Name: Peter J. Germain

Title: President